As filed with the Securities and Exchange Commission on August 17, 2020
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Exact name of registrant as specified in its charter)

Delaware	06-1456680
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2319 Whitney Avenue, Suite 3B
Hamden, CT  06518
(203) 859-6800
 (Address of principal executive offices, including zip code)
_________________________

TRANSACT TECHNOLOGIES INCORPORATED 2014 EQUITY INCENTIVE PLAN, AS AMENDED AND RESTATED
(Full title of the plan)
_________________________
Steven A. DeMartino
President, Chief Financial Officer, Treasurer and Secretary
TransAct Technologies Incorporated
One Hamden Center, 2319 Whitney Avenue, Suite 3B
Hamden, CT  06518
(203) 859-6800
 (Name, address and telephone number, including area code, of agent for service)
_________________________
With a Copy to:

Scott W. Goodman, Esq.
Day Pitney LLP
605 Third Avenue, 31st Floor
New York, New York 10158
(212) 297-2436

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer □	Accelerated filer ☒
Non-accelerated filer □	Smaller reporting company ☒
Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. □

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.01 par value per share	800,000 shares (2)	$5.14(2)	$4,112,000.00	$533.74

(1)    Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers such additional shares of Common Stock as may be issued in the event of a stock dividend, stock split, recapitalization or other similar transaction.

(2)            Shares of Common Stock newly reserved under the TransAct Technologies Incorporated 2014 Equity Incentive Plan, as Amended and Restated.  Pursuant to Rules 457 (c) and 457(h) under the Securities Act of 1933, as amended, the proposed maximum offering price per share was calculated on the basis of the average of the high and low prices per share of our Common Stock as reported on the Nasdaq Global Market on August 10, 2020.

EXPLANATORY NOTE

This Registration Statement has been filed pursuant to General Instruction E to Form S-8, to register 800,000 additional shares of common stock, par value $.01 per share (“Common Stock”), of TransAct Technologies Incorporated (the “Company” or the “Registrant”) to be offered pursuant to the TransAct Technologies Incorporated 2014 Equity Incentive Plan, as Amended and Restated (the “Plan”), and to implement certain additional amendments summarized in Proposal No. 4 in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “Commission”) on April 23, 2020. These shares of Common Stock are additional securities of the same class as other securities issuable under the Plan for which the Company has previously filed with the Commission a registration statement on Form S-8 (No. 333-203184) on April 1, 2015 and a registration statement on Form S-8 (File No. 333-225311) on November 13, 2017 (collectively, the “Prior Registration Statements”). The Prior Registration Statements are currently effective and are incorporated herein by reference, and any items in the Prior Registration Statements not expressly changed hereby shall be as set forth in the Prior Registration Statements.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
The Registrant hereby incorporates the following documents herein by reference:
(a)
The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on March 16, 2020, as amended on March 17, 2020.

(b)
Portions of the Registrant's definitive proxy statement of Schedule 14A, filed with the Commission on April 23, 2020, that are incorporated by reference into the Registrant's Annual Report on Form 10-K for the year ended December 31, 2019, as amended.

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the Commission on May 22, 2020.

(d)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the Commission on August 10, 2020.

(e)
The Registrant’s Current Reports on Form 8-K filed with the Commission on March 4, 2020, March 16, 2020, March 25, 2020, May 5, 2020, May 6, 2020, May 27, 2020 and July 17, 2020 (in each case excluding information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any related exhibits).

(f)
The description of the Common Stock, $.01 par value per share, contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-21121), filed with the Commission pursuant to Section 12 of the Exchange Act on August 1, 1996, as most recently revised by the Registrant’s Form 8-A/A on February 18, 1999, and the portions of the Registrant’s Registration Statement on Form S-1 (File No. 333-06895), filed with the Commission on June 26, 1996, that are incorporated by reference in the description of the Common Stock contained in the Form 8-A.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference from the date of filing of such documents; provided, however, that any reports or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K and any exhibits included with such items shall not be deemed incorporated by reference in this Registration Statement.  Any statement contained herein or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference herein modifies or replaces such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8.  Exhibits.
Exhibit Number                                        Description of Exhibit
4.1
TransAct Technologies Incorporated 2014 Equity Incentive Plan, as Amended and Restated (incorporated by reference to Exhibit A to the Definitive Proxy Statement on Schedule 14A filed with the Commission on April 23, 2020, File No. 000-21121).

5.1	Opinion of Day Pitney LLP, filed herewith.
23.1	Consent of PricewaterhouseCoopers LLP, filed herewith.
23.2	Consent of Day Pitney LLP, filed herewith (included in the opinion filed as Exhibit 5.1).
24.1	Powers of Attorney, filed herewith (included on the signature page of this Registration Statement under the caption “Power of Attorney”).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamden in the State of Connecticut, on this 17th day of August, 2020.
TRANSACT TECHNOLOGIES INCORPORATED
(Registrant)

By:	/s/ Steven A. DeMartino
Name:	Steven A. DeMartino
Title:	President, Chief Financial Officer, Treasurer and Secretary

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Bart C. Shuldman and Steven A. DeMartino, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by TransAct Technologies Incorporated, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:
Name	Title	Date
/s/ Bart C. Shuldman	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	August 17, 2020
Bart C. Shuldman
/s/ Steven A. DeMartino	President, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)	August 17, 2020
Steven A. DeMartino
/s/ David B. Peters	Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 17, 2020
David B. Peters
/s/ John M. Dillon	Director	August 17, 2020
John M. Dillon
/s/ Emanuel P. N. Hilario	Director	August 17, 2020
Emanuel P. N. Hilario
/s/ Haydee Olinger	Director	August 17, 2020
Haydee Olinger
/s/ Thomas R. Schwarz	Director	August 17, 2020
Thomas R. Schwarz